UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 4, 2009

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In line with the Board of Directors’ action reported in the Company’s announcement of September 11, 2009, Howard A. Brecher, Chief Legal Officer, has become Acting Chairman and Acting CEO in addition to his current positions as of November 4, 2009.  His appointment follows the resignations of Jean Bernhard Buttner as CEO, Chairman, President, and Director, and of David Henigson as Vice President and Director of the Company.

Mr. Brecher, age 56, has been an officer of the Company for more than 17 years.  In addition to Chief Legal Officer, Secretary and Vice President of the Company, Mr. Brecher is also Vice President and Secretary of the Value Line Family of Funds since June 2008, Secretary of EULAV Asset Management, LLC since February 2009, and Vice President, Secretary, Treasurer, General Counsel and a Director of Arnold Bernhard & Co., Inc., the parent of the Company.  Mr. Brecher is a graduate of Harvard University, Harvard Business School and Harvard Law School.  He also holds a Master’s Degree in tax law from New York University.

Item 8.01.   Other Events.

On November 4, 2009 Value Line, Inc. (the ‘Company”) issued the attached press release announcing that the Securities and Exchange Commission (the “SEC”) has approved the Company’s proposed settlement (the “Settlement”) regarding an SEC investigation relating to commissions paid by nine Value Line equity mutual funds to an affiliated brokerage subsidiary. The proposed settlement had previously been disclosed in a press release and in Form 8-K dated September 11, 2009, incorporated herein by reference. In the Settlement, Value Line neither admits nor denies the investigation’s findings. The Company chose to settle to avoid costly and protracted litigation.

Value Line has restructured its investment management subsidiary and brokerage relationships and is confident that they conform to applicable regulatory requirements. Value Line management ended the mutual funds’ use of the affiliated brokerage in 2004.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	* Press release dated November 4, 2009.

* Filed electronically herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

Dated: November 4, 2009	/s/ Mitchell E. Appel
Mitchell E. Appel
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 4, 2009.